Exhibit 10.5

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP 345 Park Avenue New York, New York 10154

CONFIDENTIAL

October 28, 2025

Loar Group Inc.

450 Lexington Avenue, 4th Floor
New York, NY 10017
Attention: Glenn D’Alessandro

Project Jetstream

Incremental Term Facility
Amended and Restated Commitment Letter

Ladies and Gentlemen:

Loar Group Inc., a Delaware corporation (the “Borrower” or “you”), has advised Blackstone Alternative Credit Advisors LP (on behalf of the funds, accounts and clients managed or advised or sub-advised by it or its affiliates, “Blackstone”, and collectively with the funds, accounts and clients managed or advised or sub-advised by it or its affiliates, the “Commitment Parties”, “we” or “us”; provided, however, that in no event shall Commitment Parties include any affiliates of Blackstone that are engaged as principals primarily in private equity or venture capital (“Restricted Affiliates”)) that (a) the Borrower intends to acquire (the “Acquisition”), directly or indirectly (including by one or more acquisitions of direct or indirect equity interests, mergers and/or other means), the Transferred Securities (as defined in the Acquisition Agreement) of (i) ASC3 LMB TopCo, a société par actions simplifiée organized under the laws of France and (ii) ASC3 LMB FinCo, a société par actions simplifiée organized under the laws of France (collectively, the “Target”, and together with their subsidiaries, the Acquired Business”) pursuant to that certain Securities Purchase Agreement, in the form attached as Exhibit 2 to that certain Put Option agreement dated as of the Original Signing Date (as defined below) (the “Put Option”), by and among you, Loar Holdings Inc., a Delaware corporation (“Holdings”) and the Sellers (as defined therein) from time to time party thereto (such Securities Purchase Agreement, together with the schedules and exhibits thereto and as may be amended, amended and restated, modified, supplemented or waived from time to time in accordance with Exhibit C to this Commitment Letter, the “Acquisition Agreement”); (b) you intend to incur the Dollar Equivalent (as defined in Exhibit B) of 400.0 million Euros of incremental term loans (the “Incremental Term Facility”) under the Credit Agreement, dated as of October 2, 2017, by and among Holdings, the Borrower, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto and First Eagle Alternative Credit, LLC (as successor by merger to First Eagle Private Credit (f/k/a/ Newstar Financial Inc.)), as administrative agent for the Lenders and as collateral agent for the Secured Parties and Citibank, N.A., as administrative agent for the Revolving Credit Lenders, and, as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), to fund the

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Acquisition; and (c) you intend to, directly or indirectly, consummate the other transactions described in Exhibit A hereto. Capitalized terms used but not defined herein have the meanings assigned to them in the Exhibits attached hereto or in the Credit Agreement, as applicable.

1. Commitments.

In connection with the Transactions, Blackstone hereby commits to provide 100% of the Incremental Term Facility (in such capacity, the “Initial Incremental Lender”) upon the terms set forth in this commitment letter and Exhibit B hereto and subject only to the conditions set forth in Exhibit C of this commitment letter (this commitment letter, together with the Exhibits attached hereto, is referred to herein as the “Commitment Letter”). Prior to the funding of the Incremental Term Loans on the Incremental Closing Date, the Initial Incremental Lender will not (other than to any of the other Commitment Parties) assign, syndicate or participate its commitments in respect of the Incremental Term Facility without your prior written consent (which may be withheld in your sole discretion). Without limiting the prohibitions on assignments set forth herein, (a) unless you agree in writing in your sole discretion, each of the Commitment Parties shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Incremental Term Facility, including all rights with respect to any consent, waiver, modification, supplement and/or amendment, until the Incremental Closing Date has occurred and (b) no syndication, assignment, participation or other transfer of any of its commitments in respect of the Incremental Term Facility by any Commitment Party shall be permitted or otherwise become effective until after the Incremental Closing Date has occurred unless you agree in writing in your sole discretion.

2. Titles and Roles.

It is agreed that Blackstone will act as lead arranger for the Incremental Term Facility (in such capacity, the “Lead Arranger”) and will hold the roles and responsibilities conventionally understood to be associated with such designation. No other arrangers, bookrunners, managers, agents or co-agents will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Commitment Letter and the Incremental Fee Letter (as defined below)) will be paid in connection with the Incremental Term Facility unless you and we so agree.

3. [Reserved].

4. Information.

You hereby represent and warrant that (it being understood that the accuracy of such representation and warranty shall not be a condition to the commitments hereunder or to the funding of the Incremental Term Facility on the Incremental Closing Date) (a) (with respect to information provided by or relating to the Target or its subsidiaries, to the best of your knowledge) all written information and written data (such information and data, other than (i) any projections that have been made available to us by you in connection with the transactions contemplated hereby (including financial estimates, budgets, forecasts and other forward-looking information, the “Projections”), and (ii) information of a general economic or general industry nature, the “Information”) that have been or will be made available to the Commitment Parties by, or on behalf of, you, taken as a whole, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by, or on behalf of, you have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time any such Projections are delivered to the Commitment Parties; it being understood that any such Projections are not to be viewed as

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facts, are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results may differ significantly from the projected results and that such differences may be material. You agree that, if at any time prior to the Incremental Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will (i) with respect to Information or Projections relating to you or your subsidiaries, promptly supplement the Information or the Projections, as applicable and (ii) with respect to Information or Projections provided by or relating to the Target or its subsidiaries, use commercially reasonable efforts (only to the extent practical and appropriate and in all instances not in contravention of the terms of the Acquisition Agreement as in effect on the date hereof) to promptly supplement the Information and the Projections from time to time until the Incremental Closing Date, so that such representations will be correct in all material respects (with respect to information provided by or relating to the Target and its subsidiaries provided at any time on or prior to the Incremental Closing Date, to your knowledge) under those circumstances; provided, that any such supplementation shall cure any breach of such representations. In providing their commitments hereunder, the Commitment Parties will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof and does not assume responsibility for the accuracy or completeness thereof.

5. Fees.

As consideration for the commitments of the Initial Incremental Lender hereunder, you agree to pay the fees set forth in the amended and restated fee letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Incremental Term Facility (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Incremental Fee Letter”). Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Incremental Fee Letter or agreed in writing by the parties hereto. The fees set forth in the Incremental Fee Letter are being paid to the Commitment Parties as consideration for their commitment to provide capital in respect of the Incremental Term Facility under this Commitment Letter, and not in exchange for the Lead Arranger’s services.

6. Conditions Precedent.

The commitments of the Initial Incremental Lender hereunder are subject only to the conditions set forth in Exhibit C; it being understood that there are no conditions (implied or otherwise) to the commitments hereunder (including compliance with the terms of this Commitment Letter, the Incremental Fee Letter and the Incremental Term Facility Documentation) other than those conditions set forth in Exhibit C that are expressly stated to be conditions to the availability of, and funding under, the Incremental Term Facility on the Incremental Closing Date (and upon satisfaction or waiver of such conditions, the funding under the Incremental Term Facility shall occur).

The Borrower hereby elects, pursuant to Section 1.06 of the Credit Agreement, that the Transactions are Limited Condition Transactions (as defined in the Credit Agreement) and that the Limited Conditionality Test Date (as defined in the Credit Agreement) with respect thereto shall be the Original Signing Date (the “LMB Limited Conditionality Test Date”). Notwithstanding anything to the contrary in this Commitment Letter, the Incremental Fee Letter, the Incremental Term Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions, (i) the only representations and warranties made on the Incremental Closing Date, the accuracy of which shall be a condition to the availability of, and funding under, the Incremental Term Facility on such date, shall be the Specified Credit Agreement Representations (as defined in the Credit Agreement provided, that, (I) each reference to the “Closing Date” set forth in such definition shall be a reference to the LMB Limited

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Conditionality Test Date and (II) each reference to the “Loans” set forth in such definition shall be a reference to the Incremental Term Loans) (the Specified Credit Agreement Representations as so modified, the “Specified LMB Representations”) and (ii) the terms of the Incremental Term Facility Documentation and the Closing Deliverables shall be in a form such that they do not impair the availability of, and funding under, the Incremental Term Facility on the Incremental Closing Date if the conditions expressly set forth in Exhibit C are satisfied (it being understood and agreed that, in accordance with the Credit Agreement, the Target is not required to become a Loan Party and the assets of the Acquired Business will not constitute Collateral). This paragraph shall be referred to herein as the “Limited Conditionality Provision”.

7. Indemnification; Expenses.

You agree (a) to indemnify and hold harmless each of the Commitment Parties and each of their respective affiliates and controlling persons and the respective officers, directors, employees, partners, advisors, agents, and representatives of each of the foregoing and their respective successors and permitted assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses, joint or several, to which any such Indemnified Person may become subject arising out of, resulting from or in connection with any actual or threatened claim, litigation, investigation or proceeding relating to this Commitment Letter, the Original Commitment Letter (as defined below), the Prior Commitment Letter (as defined below), the Existing Commitment Letter (as defined below), the Incremental Fee Letter, the Incremental Fee Letter (as defined in the Original Commitment Letter) (the “Original Incremental Fee Letter”), the Incremental Fee Letter (as defined in the Prior Fee Letter) (the “Prior Incremental Fee Letter”), the Incremental Fee Letter (as defined in the Existing Commitment Letter) (the “Existing Incremental Fee Letter”), the Transactions or the Incremental Term Facility (any of the foregoing, an “Action”) and regardless of whether brought by you or any of your affiliates or any other person or against any person, regardless of whether any such Indemnified Person is a party thereto, and to reimburse each such Indemnified Person promptly and in any event within 30 days after receipt of a written request together with reasonably detailed backup documentation for any reasonable and documented out-of-pocket legal fees and expenses (including the reasonable and documented fees, charges and disbursements of any counsel to the Indemnified Persons (excluding allocated costs of internal counsel) (limited to one primary outside counsel for all Indemnified Persons and one special or local counsel in each relevant jurisdiction and, in the case of an actual conflict of interest of another firm of counsel for all such affected Indemnified Persons)) or other reasonable and documented out-of-pocket expenses incurred in connection with investigating, or defending any of the foregoing; provided, that the foregoing indemnity will not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person (or such Indemnified Person’s Related Parties), (y) are attributable to a material breach of such Indemnified Person (or such Indemnified Person’s Related Parties) of its obligations under this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter or the Incremental Term Facility Documentation or (z) relate to disputes solely among or between Indemnified Persons other than claims against any Commitment Party in its capacity or in fulfilling its role as an arranger or any similar role under the Incremental Term Facility and other than any claims arising out of any act or omission on the part of you or your affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (b) to reimburse the Commitment Parties, upon presentation of a summary statement, together with any supporting documentation reasonably requested by you, for all reasonable and documented out-of-pocket expenses (including but not limited to out-of-pocket expenses of such Initial Incremental Lender’s due diligence investigation and reasonable fees, disbursements and other charges of (x) one counsel for the Administrative Agent, (y) one counsel for the Initial Incremental Lender and (z) one local counsel of the Administrative Agent and the Initial Incremental Lender in each applicable jurisdiction and, if reasonably necessary any special or regulatory counsel of the

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Administrative Agent and the Initial Incremental Lender), in each case incurred in connection with the Incremental Term Facility and the preparation of this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter, the Incremental Term Facility Documentation and any security arrangements in connection therewith (collectively, the “Expenses”); provided that, you shall not be required to reimburse any of the Expenses in the event the Incremental Closing Date does not occur. Notwithstanding any other provision of this Commitment Letter, (i) except to the extent arising from an Indemnified Person’s gross negligence or willful misconduct, no Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter, the Transactions or the Incremental Term Facility and (ii) no Indemnified Person shall assert, and each Indemnified Person hereby waives, any claim against any Loan Party or any Related Party of any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter, the Incremental Term Facility, the Transactions (including the Incremental Term Facility and the use of proceeds thereunder), or with respect to any activities related to the Incremental Term Facility; provided that nothing in the foregoing clause (ii) shall limit the indemnification and reimbursement obligations of any Loan Party or any Related Party of a Loan Party to the extent such special, indirect, consequential or punitive damages are included in any third party claim with respect to which such Indemnified Person is entitled to indemnification hereunder. You shall not be liable for any settlement, compromise or consent to the entry of any judgment in any Action effected without your consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final non-appealable judgment in any such Action with your written consent, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 7. You shall not, without the prior written consent of the affected Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened Action against such Indemnified Person in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person (which approval shall not be unreasonably withheld, delayed or conditioned) from all liability or claims that are the subject matter of such Action and (ii) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person. Notwithstanding the foregoing, each Indemnified Person shall be obligated to refund and return promptly any and all amounts paid by you or any of your affiliates under this Section 7 to such Indemnified Person for any such losses, claims, damages, liabilities or expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a court of competent jurisdiction by a final and non-appealable judgment.

8. Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, investment banking and financial advisory services, securities trading, hedging, financing and brokerage activities and financial planning and benefits counseling) to other companies in respect of which you may have conflicting interests. We will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or our other relationships with you to other companies (except as contemplated in Section 12 below).

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You also acknowledge that we do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by us or any of our respective affiliates from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and any Commitment Party is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether such Commitment Party has advised or is advising you on other matters, (b) each Commitment Party, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of such Commitment Party and you waive, to the fullest extent permitted by law, any claims you may have against us for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Transactions and agree that we will have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on your behalf, including equity holders, employees or creditors, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter and you have consulted with your own legal, accounting, regulatory, tax and financial advisors to the extent you have deemed appropriate, (d) you have been advised that each Commitment Party and its affiliates is engaged in a broad range of transactions that may involve interests that differ from your interests and that no Commitment Party has an obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (e) each Commitment Party has been, is and will be acting solely as a principal and except as otherwise expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for you, any of your affiliates or any other person or entity. In addition, the Commitment Parties may employ the services of their respective affiliates or branches in providing certain services hereunder and may exchange with such affiliates or branches information in connection therewith concerning you, the Target and your and its respective subsidiaries, and such affiliates shall be entitled to the benefits afforded to, and subject to the obligations of, the Commitment Parties hereunder, but no Commitment Party shall be relieved of its obligations under this Commitment Letter. You acknowledge and agree that neither we nor our affiliates have provided you with legal, tax, regulatory, financial or accounting advice and that you have obtained such independent advice from your own advisors to the extent you have deemed appropriate.

As you know, in the ordinary course of business, each Commitment Party may acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you, the Target and your and its respective subsidiaries and other companies with which you, the Target, the Sponsor or your or their respective subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by the Commitment Parties, their respective affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

9. Assignments; Amendments; Governing Law, Etc.

This Commitment Letter, the Incremental Fee Letter and the commitments hereunder shall not be assignable by any party hereto without the prior written consent of each other party hereto (and any attempted assignment without such consent shall be null and void), are intended to be solely for the benefit of the parties hereto and their permitted successors and assigns (and Indemnified Persons), are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and their permitted successors and assigns (and Indemnified Persons) and are not intended to create a fiduciary relationship among the parties hereto. Any and all services to be provided by the Commitment Parties hereunder may be performed by or through any of their respective affiliates or branches and the provisions of Section 7 shall apply with equal force and effect to any such entities so performing any such duties or

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activities, but no Commitment Party shall be relieved of its obligations under this Commitment Letter. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Commitment Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. This Commitment Letter, together with the Incremental Fee Letter, contains the entire agreement among the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. Section headings used herein are for convenience of reference only, are not part of this Commitment Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

THIS COMMITMENT LETTER AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING UNDER OR RELATED TO THIS COMMITMENT LETTER SHALL BE construed in accordance with and governed by the law of the State of New York. Notwithstanding the preceding sentence, interpretation of the provisions of the Acquisition Agreement (including with respect to satisfaction of the conditions contained therein, whether the Acquisition has been consummated as contemplated by the Acquisition Agreement in accordance with the terms thereof) and all issues, claims and disputes concerning the construction, validity, interpretation and enforceability of the Acquisition Agreement and the exhibits and schedules thereto shall, in each case, be governed by French law.

Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, it being acknowledged and agreed that the commitments provided hereunder are subject solely to the conditions expressly stated in Exhibit C, including the execution and delivery of the Incremental Term Facility Documentation by the Borrower and Guarantors in a manner consistent with this Commitment Letter.

10. WAIVER OF JURY TRIAL.

Each party hereto hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to THE TRANSACTIONS, THIS COMMITMENT LETTER, THE ORIGINAL COMMITMENT LETTER, THE PRIOR COMMITMENT LETTER, THE EXISTING COMMITMENT LETTER, THE INCREMENTAL FEE LETTER, THE ORIGINAL INCREMENTAL FEE LETTER, THE PRIOR INCREMENTAL FEE LETTER OR THE EXISTING INCREMENTAL FEE LETTER (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this COMMITMENT LETTER by, among other things, the mutual waivers and certifications in this Section.

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11. Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court; (b) waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter, the Existing Commitment Letter, the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter or the transactions contemplated hereby or thereby, in any court referred to clause (a) above; (c) waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses set forth above shall be effective service of process against such party for any suit, action or proceeding brought in any such court.

12. Confidentiality.

This Commitment Letter is delivered to you on the understanding that none of the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter, the Existing Incremental Fee Letter, this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter or the Existing Commitment Letter, or their terms or substance, shall be disclosed, directly or indirectly, to any other person or entity (including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to any Permitted Holders, your other equity holders and to your and their respective officers, directors, employees, affiliates, members, partners, successors, stockholders, attorneys, accountants, agents and advisors on a confidential basis, (b) if the Commitment Parties consent in writing to such proposed disclosure, (c) [reserved], (d) this Commitment Letter, the Original Commitment Letter, the Prior Commitment Letter and the Existing Commitment Letter (but not the Incremental Fee Letter, the Original Incremental Fee Letter, the Prior Incremental Fee Letter or the Existing Incremental Fee Letter) may be disclosed as may be required by the rules, regulations, schedules and forms of the Securities and Exchange Commission in connection with any filings with the Securities and Exchange Commission in connection with the Transactions (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so) or (e) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case you agree to inform us promptly thereof to the extent lawfully permitted to do so); provided that (i) you may disclose this Commitment Letter and the contents thereof, the Original Commitment Letter and the contents thereof, the Prior Commitment Letter and the contents thereof and the Existing Commitment Letter and the contents thereof (but not the Incremental Fee Letter and the contents thereof, the Original Incremental Fee Letter and the contents thereof, the Prior Incremental Fee Letter and the contents thereof or the Existing Incremental Fee Letter and the contents thereof), except to the extent the foregoing shall have been redacted in a manner reasonably acceptable to the Lead Arranger) to the Target and its equity holders and their respective officers, directors, employees, attorneys, accountants, agents and advisors, on a confidential

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basis, (ii) you may disclose the aggregate fees in the Incremental Fee Letter as part of generic disclosure regarding fees and expenses in any funds flow memorandum prepared in connection with the Transactions, (iii) you may disclose, on a confidential basis, the Incremental Fee Letter and the contents thereof after the Incremental Closing Date for customary accounting purposes, including accounting for deferred financing costs (including to your auditors and the Target’s auditors), (iv) [reserved] and (v) you may disclose this Commitment Letter and the contents hereof, the Original Commitment Letter and the contents thereof, the Prior Commitment Letter and the contents thereof and the Existing Commitment Letter and the contents thereof (but not the Incremental Fee Letter and the contents thereof, the Original Incremental Fee Letter and the contents thereof, the Prior Incremental Fee Letter and the contents thereof or the Existing Incremental Fee Letter and the contents thereof) in any proxy statement or other public filing in connection with the Acquisition. Your obligations under this paragraph with regard to this Commitment Letter (but not the Incremental Fee Letter) shall terminate on the earlier of (x) the second anniversary of the Original Signing Date, and (y) the execution and delivery by the parties thereto of the Incremental Term Facility Documentation.

Each Commitment Party and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent a Commitment Party from disclosing any such information (a) pursuant to the order of any court or administrative agency or otherwise as required by applicable law or regulation or as requested by a governmental authority (in which case such Commitment Party agrees to inform you promptly thereof to the extent lawfully permitted to do so), (b) upon the request or demand of any regulatory authority or self-regulatory authority (such as the National Association of Insurance Commissioners) having jurisdiction over such Commitment Party or any of its affiliates (in which case such Commitment Party agrees to inform you promptly thereof, to the extent practicable, unless such Commitment Party is prohibited by applicable law from so informing you, or except in connection with any periodic regulatory filing, request, or as part of a regulatory examination or audit), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates in violation of the confidentiality obligations owing to you, the Target and any of your or their respective subsidiaries or affiliates as set forth in this paragraph, (d) to the extent that such information is received by such Commitment Party from a third party that is not to such Commitment Party’s knowledge subject to confidentiality obligations to you, the Target or the Sponsor, (e) to the extent that such information is independently developed by such Commitment Party so long as not based on information obtained in a manner that would otherwise violate this provision, (f) to such Commitment Party’s affiliates and such Commitment Party’s and its affiliates’ respective employees, officers, directors, controlling persons, trustees, managers, advisors (including, without limitation, legal counsel, independent auditors and other experts or agents) and current or prospective financing sources or investors (collectively, the “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (provided that such Commitment Party shall be responsible for its affiliates and Representatives’ compliance with this paragraph (in the case of Representatives, to the extent within its control); provided, further, that no such disclosure shall be made to any Restricted Affiliates other than a limited number of employees who are required, in accordance with industry regulations or Blackstone’s internal policies and procedures to act in a supervisory capacity and the internal legal, compliance, risk management, credit or investment committee members of Blackstone), (g) to rating agencies for the purpose of obtaining shadow ratings, (h) for purposes of establishing a “due diligence” defense, (i) to market data collectors for customary purposes in the lending industry in connection with the Incremental Term Facility, (j) to the extent you shall have consented to such disclosure in writing; or (k) in connection with the enforcement of the Commitment Parties’ rights and remedies hereunder with any court or administrative agency. Each Commitment Party’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Incremental Term Facility Documentation upon the execution and delivery of the Incremental Term Facility

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Documentation and in any event shall terminate on the second anniversary of the Original Signing Date. Each Commitment Party shall be principally liable to the extent any confidentiality restrictions set forth herein are violated by one or more of its affiliates or any of its or their respective Representatives.

13. Surviving Provisions.

The indemnification, expense reimbursement, compensation (if applicable), confidentiality, jurisdiction, venue, governing law, waiver of jury trial and fiduciary duty provisions contained herein and in the Incremental Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Incremental Lender’s commitments hereunder and the Lead Arranger’s agreement to provide the services described herein; provided that your obligations under this Commitment Letter, other than those relating to confidentiality (if the Incremental Term Facility has been funded), shall automatically terminate and be superseded by the Incremental Term Facility Documentation (to the extent covered thereby) upon the funding under the Incremental Term Facility, and you shall be released from all liability in connection therewith at such time.

14. PATRIOT ACT Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (the “Patriot Act”) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), each Commitment Party and the Initial Incremental Lender is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower and each Guarantor that will allow such Commitment Party or such Lender to identify the Borrower and each Guarantor, including by delivery of a certification regarding beneficial ownership in relation to the Borrower, in accordance with, or as otherwise required by, the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to each Commitment Party and the Initial Incremental Lender.

15. Amendment and Restatement.

This Amended and Restated Commitment Letter amends and restates in its entirety that certain Amended and Restated Commitment Letter, dated as of August 29, 2025, by and among you and Blackstone (the “Existing Commitment Letter”), which amended and restated that certain Commitment Letter, dated as of July 29, 2025, by and among you and Blackstone (the “Prior Commitment Letter”), which amended and restated that certain Commitment Letter, dated as of February 20, 2025 (the “Original Signing Date”), by and among you and Blackstone (the “Original Commitment Letter”). The Existing Commitment Letter shall be superseded and replaced in its entirety upon the effectiveness of this Commitment Letter.

16. Acceptance and Termination.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Incremental Fee Letter by returning to the Lead Arranger executed counterparts hereof and of the Incremental Fee Letter not later than 11:59 p.m., New York City time, on the date of this Commitment Letter. The Commitment Parties’ commitments hereunder and agreements contained herein will expire at such time in the event that the Lead Arranger have not received such executed counterparts in accordance with the immediately preceding sentence. In the event that the initial borrowing in respect of the Incremental Term Facility does not occur on or before 11:59 p.m., New York City time, on the date that is 5 Business days after the Long Stop Date (as defined in the Acquisition

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Agreement in the form as in effect on the date hereof (for the avoidance of doubt, as extended by the Acquisition Agreement Amendments, and without giving effect to any further extensions thereunder) contemplated by the Put Option as in effect as of the date hereof), then this Commitment Letter and the commitments and undertakings of each Commitment Party hereunder shall automatically terminate unless it shall, in its discretion, agree to an extension. Notwithstanding anything in this paragraph to the contrary, the termination of any commitment pursuant to this paragraph does not prejudice our or your rights and remedies in respect of any breach of this Commitment Letter.

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The Commitment Parties are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

BLACKSTONE ALTERNATIVE CREDIT ADVISORS LP

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

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Accepted and agreed to as of
the date first above written:

LOAR GROUP INC.

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro

Title: Chief Financial Officer

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